Exhibit 21.1

INTUITIVE SURGICAL, INC.
SUBSIDIARIES (All 100% owned other than Guanxing Medical Device (Beijing) Co., Ltd., Intuitive Surgical-Fosun (HongKong) Co., Ltd., Intuitive Surgical-Fosun Medical Device (Hainan) Co., Ltd., Intuitive Surgical-Fosun Medical Device (Tianjin) Co., Ltd., and Intuitive Surgical-Fosun Medical Technology (Shanghai) Co., Ltd.)

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Guanxing Medical Device (Beijing) Co., Ltd.	China
Intuitive Fluorescence Imaging LLC	Delaware, U.S.
Intuitive Rose, LLC	Delaware, U.S.
Intuitive Surgical AB	Sweden
Intuitive Surgical ApS	Denmark
Intuitive Surgical Australia Proprietary Limited	Australia
Intuitive Surgical B.V.	Netherlands
Intuitive Surgical Brasil Importacao E Comercio De Equipamentos Cirurgicos Ltda.	Brazil
Intuitive Surgical Bulgaria EOOD	Bulgaria
Intuitive Surgical Canada Inc.	Canada
Intuitive Surgical Deutschland GmbH	Germany
Intuitive Surgical GK	Japan
Intuitive Surgical HK Limited	Hong Kong
Intuitive Surgical Holdings, LLC	Delaware, U.S.
Intuitive Surgical India Private Limited	India
Intuitive Surgical International B.V.	Netherlands
Intuitive Surgical International Finance LLC	Delaware, U.S.
Intuitive Surgical Ireland Limited	Ireland
Intuitive Surgical Italia s.r.l.	Italy
Intuitive Surgical Korea Limited	South Korea
Intuitive Surgical Israel Ltd.	Israel
Intuitive Surgical Limited	United Kingdom
Intuitive Surgical Malaysia Sdn. Bhd.	Malaysia
Intuitive Surgical Medical Device Science & Technology (Shanghai) Co., Ltd.	China
Intuitive Surgical Medical Device Taiwan Ltd.	Taiwan
Intuitive Surgical Operations, Inc.	Delaware, U.S.
Intuitive Surgical Optics GmbH	Germany
Intuitive Surgical Osterreich GmbH	Austria
Intuitive Surgical Service Optics Inc.	Massachusetts, U.S.
Intuitive Surgical Pte. Ltd.	Singapore
Intuitive Surgical S. de R. L. de C.V.	Mexico
Intuitive Surgical S.A.S.	France
Intuitive Surgical s.r.o.	Czech Republic
Intuitive Surgical Sarl	Switzerland
Intuitive Surgical Sarl Taiwan Branch	Taiwan
Intuitive Surgical Spain, S.L.	Spain
Intuitive Surgical SRL	Belgium
Intuitive Surgical Turkey Medikal Cihaz Ticaret Limited Serketi	Turkey
Intuitive Surgical-Fosun (HongKong) Co., Ltd.	Hong Kong
Intuitive Surgical-Fosun Medical Device (Hainan) Co., Ltd.	China

Exhibit 21.1

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Intuitive Surgical-Fosun Medical Device (Tianjin) Co., Ltd.	China
Intuitive Surgical-Fosun Medical Technology (Shanghai) Co., Ltd.	China
Intuitive Ventures Fund I, LLC	Delaware, U.S.
Intuitive Ventures Fund II, LLC	Delaware, U.S.
Orpheus Medical GmbH	Germany
Orpheus Medical Ltd.	Israel